Exhibit 10.8.12

NINTH AMENDMENT TO THE SECOND AMENDMENT AND
RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

THIS NINTH AMENDMENT (this "Amendment") TO THE SECOND AMENDMENT AND RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP (the “Second Amended and Restated Partnership Agreement”) is entered into effective as of December 30, 2011, and is made by and between TAUBMAN CENTERS, INC., a Michigan corporation ("TCO"), and TG PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership (“TG”), who, as the Appointing Persons, having obtained the written consent of all partners of The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“TRG”), have the full power and authority pursuant to Section 13.11 of the Second Amended and Restated Partnership Agreement, to amend the Second Amended and Restated Partnership Agreement on behalf of all of the partners of the Partnership with respect to the matters herein provided. (Capitalized terms used herein that are not herein defined shall have the meanings ascribed to them in the Second Amended and Restated Partnership Agreement.)

Recitals:

A.    On September 30, 1998, TCO, TG, and Taub-Co Management, Inc., a Michigan corporation (“Taub-Co”) entered into the Second Amended and Restated Partnership Agreement as an amendment and restatement of the then-existing partnership agreement, as authorized under Section 13.11 of such agreement.

B.    On March 4, 1999, TCO, TG, and Taub-Co entered into a First Amendment to the Second Amended and Restated Partnership Agreement to facilitate a proposed pledge of Units of Partnership Interest in the Partnership.

C.    On September 3, 1999, TCO, TG, and Taub-Co entered into a Second Amendment to the Second Amended and Restated Partnership Agreement to provide for the contribution of preferred capital in exchange for a preferred equity interest.

D.    On May 2, 2003, TCO, TG, and Taub-Co entered into a Third Amendment to the Second Amended and Restated Partnership Agreement to provide for the issuance of Series E Units of Partnership Interest in exchange for a contribution of cash to the Partnership.

E.    On December 31, 2003, TCO, TG, and Taub-Co entered into a Fourth Amendment to the Second Amended and Restated Partnership Agreement to change the term of the Partnership and to amend Schedule E to the Partnership Agreement.

F.    On February 1, 2005, TCO, TG, and Taub-Co entered into a Fifth Amendment to the Second Amended and Restated Partnership Agreement to evidence the conversion of all of the Series E Units of Partnership Interest to Units of Partnership Interest in the Partnership.

G.    On March 29, 2006, TCO, TG, and Taub-Co entered into a Sixth Amendment to the Second Amended and Restated Partnership Agreement to amend Schedule A and Schedule E to the Second Amended and Restated Partnership Agreement.

H.     On April 1, 2006, TCO, TG, and Taub-Co entered into a Seventh Amendment to the Second Amended and Restated Partnership Agreement (the Second Amended and Restated Partnership Agreement, as amended, is hereinafter referred to as the “Partnership Agreement”) to amend certain definitions as a result of changes in the tax law affecting the taxation of real estate investment trusts and to protect TCO's status as a real estate investment trust.

I.    On the date of this Amendment, Taub-Co was liquidated, and its Units of Partnership Interest were distributed to Taub-Co Management, IV, Inc., a Michigan corporation.

J.    As of October 17, 2011, all outstanding series of Parity Preferred Equity of the Partnership were either redeemed or purchased by the Partnership.

K.    As authorized under Section 13.11 of the Partnership Agreement, the parties hereto wish to further amend the Partnership Agreement to reflect Taub-Co's liquidation, to make certain conforming changes to the Partnership Agreement, and to delete Annex I, Annex II, and Annex III to the Partnership Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Partnership Agreement is amended as follows:

1.    Article II of the Partnership Agreement is hereby amended to delete the definition of “Appointing Person,” “Taub-Co” and TTC and to replace them with the following:

“Appointing Person” means TCO and TG for so long as the aggregate Percentage Interest held by Original Partner Affiliates is not less than seven and 7/10ths percent (7.7%), determined by including the total number of Units of Partnership Interest over which Original Partner Affiliates and TTC Affiliates have Incentive Options to the extent such Incentive Options are vested.

“Taub-Co” is defined in Recital A

“TTC” means The Taubman Company LLC, a Delaware limited liability company, its successors and assigns, the present constituency of which is the Partnership, Taub-Co Management IV, Inc., a Michigan corporation, and Taub-Co Holdings LLC, a Delaware limited liability company .

2.    Section 6.3 of the Partnership Agreement is hereby amended to substitute “TTC” for the reference to “Taub-Co” in the last sentence thereof.

3.    Section 8.5 is hereby amended to delete subsection (a) thereof and to delete the reference to “(b)” at the beginning of the second paragraph of Section 8.5.

4.    Annex I, Annex II, and Annex III to the Partnership Agreement are hereby deleted in their entirety.

5.    As amended by this Amendment, all of the provisions of the Partnership Agreement are hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Appointing Persons, in accordance with Section 13.11 hereof, on behalf of all of the Partners, have entered into this Amendment as of the date first-above written.

TAUBMAN CENTERS, INC., a Michigan corporation

By: /s/ Lisa A. Payne
Its: Vice Chairman, Chief Financial Officer

TG PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

By:    TG Michigan, Inc., a Michigan corporation, Managing General Partner

By: /s/ Jeffrey M. Davidson
Its: Authorized Signatory